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                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
          PURSUANT TO RULE 13A-14(B) OR 15D-14(A) UNDER THE SECURITIES
             EXCHANGE ACT OF 1934 AND SECTION 1350 OF CHAPTER 63 OF
                       TITLE 18 OF THE UNITED STATES CODE

      In connection with the Quarterly Report of NGAS Resources, Inc., a British Columbia corporation formerly named Daugherty Resources, Inc. (the "Company"), on Form 10-QSB (the "Report") for the quarter ended June 30, 2004 (the "Reporting Period"), as filed with the Securities Exchange Commission on the date hereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the undersigned, William S. Daugherty, Chairman, Chief Executive Officer and President of the Company, certifies pursuant to Rule 13a-14(b) under the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

      1. The Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods reported therein.

/s/ William S. Daugherty

William S. Daugherty
Chairman, Chief Executive Officer and President
August 10, 2004